SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                  Amendment No.
Filed by the Registrant |X|
Filed by a Party other than the Registrant | |

Check the Appropriate Box:
Check the Appropriate Box:
| |  Preliminary Proxy Statement
|X|  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
       14a-6(e)(2))
|X|  Definitive  Proxy  Statement
| |  Soliciting  Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            CAPITAL DEVELOPMENT GROUP
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|  No fee required
| |  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:
         N/A.
     2)  Aggregate number of securities to which transaction applies:
         N/A.
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.
     4)  Proposed maximum aggregate value of transaction:
         N/A.
     5)  Total Fee Paid.
         None.

| |  Fee paid previously with written preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:    N/A
     2)  Form Schedule or Registration Statement No.:         N/A
     3)  Filing Party:     N/A
     4)  Date Filed:       N/ANT

                         CAPITAL DEVELOPMENT GROUP, INC.
                                  -------------

                        NOTICE OF MEETING OF SHAREHOLDERS

                           To Be Held August 27, 2001

         The Annual Meeting of the Shareholders of Capital Development Group, Inc. (the "Company") will be held on August 27, 2001 at 2:00 p.m., local time, at the Offices of Davis Wright Tremaine at 1300 SW 5th Ave, 24th Floor, Portland, Oregon, for the following purposes:

         1.       To elect the Board of Directors;
         2. To vote on a proposal to transfer all assets and liabilities of the Company to a wholly-owned subsidiary of the Company, and to distribute the shares of the subsidiary on a pro rata basis to all shareholders of the Company;
         3. To vote on a 1 for 7 reverse split of the outstanding common shares of the Company;
         4. To amend the Articles of Incorporation to increase the number of authorized shares to fifty million (50,000,000); and
         5.       To vote to acquire American Senior Golf Association (ASGA);
         6. To transact any other business that may properly come before the special meeting or any adjournment or postponement of the meeting.

         The Board of Directors has fixed the close of business on June 15, 2001 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business June 15, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         The number of shares of Common Stock outstanding an entitled to vote at the Annual Shareholders' Meeting is 10,163,935.

         The enclosed Proxy Statement provides you with detailed information about the meeting. In addition, you may obtain information about Capital Development Group from documents filed by Capital Development Group with the Securities Exchange Commission, copies of which are available by contacting Capital Development Group. We encourage you to read this entire document carefully.


                                        By Order of the Board of Directors:



                                        Michael P. Vahl
                                        Chairman
August 21, 2001



WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE - WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY AT 4333 ORANGE STREET, SUITE 3600, RIVERSIDE, CA 92501.

                         CAPITAL DEVELOPMENT GROUP, INC.
                               4333 Orange Street
                                   Suite 3600
                               Riverside. CA 92501

                                 PROXY STATEMENT

Solicitation and Revocability of Proxy.
--------------------------------------

         This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed beginning July 29, 2001 to our shareholders in connection with the solicitation of proxies by the Board of Directors of Capital Development Group, Inc. (the "Company") for the Annual Meeting of Shareholders in Portland, Oregon. Additional information is being mailed on August 22, 2001. The meeting will be held at 2:00 p.m., August 27, 2001, at the Offices of Davis Wright Tremaine at 1300 SW 5th Ave, 24th Floor, Portland, Oregon 97201.

         Only stockholders of record at the close of business on June 15, 2001 will be entitled to vote at the meeting. At the close of business on June 15, 2001, there were 10,163,935 outstanding shares of the Company's common stock ("Common Stock"). Each share of Common Stock not in the treasury is entitled to one vote. There is no provision in the Company's Articles of Incorporation, as amended, for cumulative voting.

         If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

Voting at the Meeting.
---------------------

         Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal. No dissenters' rights apply to any

PAGE 1- PROXY STATEMENT
matter to be acted upon at this meeting.

         The Company will bear the cost of this solicitation. Solicitation will be made by mail, by telephone and personally by our officers and employees; those persons will not receive additional compensation for soliciting proxies.

         The purpose of the meeting and the matters to be acted upon are set forth in the foregoing Notice of Meeting of Stockholders that accompanies the Proxy Statement. As of the date of this Proxy Statement, management knows of no other business to be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth information with respect to the ownership of issued and outstanding shares of the Company by each director, executive officer, and person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of June 15, 2001:

                                             Amount and
                  Name and Address           Nature1 of       Percent
Title of          of Beneficial              Beneficial        of
 Class            Owner                      Interest          Class
--------          ------------------         -----------      -------

Common            Michael P. Vahl            5,120,085         50.38%
                  7126 Stanhope Lane
                  Riverside, CA 92506


----------
 1Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation or by the individuals' spouses and minor children over which the individual exercises sole or shared voting and investment power.

 2Ownership percentage is based on 10,163,935 shares of Common Stock outstanding as of June 15, 2001 together with applicable options for such beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to such shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 15, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

PAGE 2- PROXY STATEMENT

Common            Gordon C. Root             1,146,800         11.28%
                  213 Remington Ridge Drive
                  West Linn, OR 97068

Common            Max Stanford Tomlinson     1,015,000          9.98%
                  241 Larkhill Street
                  Thousand Oaks, CA 91360

Common            Marron House Nominees Ltd    585,000          5.76%
                  241 Larkhill Street
                  Thousand Oaks, CA 91360


         The directors and officers of the Company as a group own 5,120,085 shares representing 77.21 percent of the Company's outstanding Common Stock.

Executive Officers of the Registrant.

The names, ages and positions of the company's executive officers are as follows:

-------------------------- ----------------- -----------------------------------
                 NAME             AGE                  CURRENT POSITION
-------------------------- ----------------- -----------------------------------
Michael P. Vahl                   43         President and CEO
-------------------------- ----------------- -----------------------------------

-------------------------- ----------------- -----------------------------------

-------------------------- ----------------- -----------------------------------

Executive Compensation.

         Michael P. Vahl is the President of CDG, but he currently receives no salary or other benefits. He bills CDG on an hourly basis of $100 per hour for time he spends on behalf of CDG. In the last three years, CDG has paid the following amounts to Mr. Vahl: 1996 - $0, 1997 - $0, 1998 - $17,300, 1999 - $0,
2000 - $0. CDG currently is indebted to him for approximately $282,000 in loans and unpaid services. In addition, in December 1996, CDG issued 151,542 shares of preferred stock to Mr. Vahl in exchange for unpaid consulting fees and accrued benefits of $530,396 that dated from 1992. This preferred stock was converted to 497,946 shares of CDG common stock in December 1998. In August 2000, CDG issued 234,500 shares of CDG common stock to Mr. Vahl in exchange for unpaid consulting fees due through June 30, 2000.

         No officer, director or employee was beneficiary of any long-term compensation or other compensation in excess of the dollar values reflected in item 402(b)(2)(iii)(c) of Regulation S-B.

         There were no other compensatory plans or arrangements that would result in a payment in excess of $100,000 to any named executive officer as a result of a change in control.


PAGE 3- PROXY STATEMENT

Certain Relationships and Related Transactions.
----------------------------------------------

         There were no related transactions, or series of similar transactions, involving the Company and its directors or executive officers other than compensation arrangements set forth herein, and similar employment arrangements described in other documents filed with the SEC by the registrant. The Company has no relationship with its independent accountants or the independent accountants nominated herein, other than the service and compensation agreements entered into in the ordinary course of a Company's relationship with its accountants generally.

Section 16(a) Beneficial Ownership Reporting Compliance.
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and Directors, and person who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16a-3 and Forms 5 and amendments thereto furnished to the registrant with respect to its most recent fiscal year, management is not aware that Gordon Root filed on a timely basis the reports required by section 16(a) during the most recent fiscal year. The Company believes that Mr. Root should have filed a Form 3, Initial Report of Beneficial Ownership, but to the knowledge of the Company no such form has been filed. Other than with respect to the foregoing, the Company believes that, for the fiscal year ended December 31, 2000, all executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

The Company's Financial Statements as of 06/30/01 have been filed with the SEC as part of the Form 10-QSB filed for the 2nd Quarter of 2001.






















PAGE 4- PROXY STATEMENT

                                   PROPOSAL 1

                               TO ELECT DIRECTORS

         The Company's Articles of Incorporation provide that no less than one and no more than five directors, be elected each year. Each director shall serve for a period of one year, or until his or her successor shall be elected or until removed by a vote of the holders of the majority of the shares entitled to vote at an election of directors. For the fiscal year ended December 31, 2000, the Company had one meeting of the Board of Directors and no special meetings.

Nominees for Election of Directors by Shareholders
--------------------------------------------------

Michael P. Vahl, 43 - Mr. Vahl is currently the Company's Chief Executive Officer. Mr. Vahl has been with the company since its inception in 1993 as one of the original founders. Mr. Vahl graduated from Oregon State University in 1980 with a B.S. in Mathematical Sciences. He also graduated from the University of Portland in 1982 with an M.B.A. in Finance. Mr. Vahl has also owned and operated The Vahl Software Group since 1988.

Gordon C. Root, 41 - Mr. Root is currently President of Dieter Franck, Inc., (a store fixture and cruise ship interior manufacturing company), and Managing Member of Root Holdings, LLC, a diversified real estate investment company. Prior to going into the real estate investment and development business Mr. Root was Vice President and COO of Successful Management Seminars, Inc., which he was one of the founders of in 1984 and subsequently sold to ReliaStar Financial Corporation in 1996. He has proven to be a successful entrepreneur and operations manager and sits on several boards and consults with start up and developing companies.

 The Company's Articles of Incorporation require an affirmative vote of a majority of the outstanding shares to elect each director. The Company's sole director recommends a vote "FOR" the slate of directors listed above.


                                   PROPOSAL 2

       TO TRANSFER ALL OF THE ASSETS AND LIABILITIES OF THE COMPANY TO ITS
                  WHOLLY-OWNED SUBSIDIARY INTRAMED CORPORATION

         The Company proposes to transfer all of its assets and liabilities to its wholly-owned subsidiary, IntraMed Corporation ("IntraMed"). The transfer will be a capital contribution to Intramed for the purpose of preparing the Company for the acquisition of the American Senior Golf Association (described in Proposal 5 below), with no consideration paid by IntraMed to the Company. Immediately following the contribution of assets, the Company will distribute the stock of IntraMed to all shareholders of the Company in proportion to the shareholders' ownership of the Company.

         The pro rata distribution of shares of IntraMed to Company shareholders is not a "sale" of

PAGE 5- PROXY STATEMENT
securities under state or federal securities laws, and therefore does not require registration with, or exemption from the registration requirements of, state and federal securities regulators. UNLESS OTHERWISE INSTRUCTED, PROXY WILL BE VOTED FOR THIS PROPOSAL.

                                   PROPOSAL 3

         TO EFFECT A 1 FOR 7 REVERSE SPLIT OF THE COMPANY'S OUTSTANDING
                                  COMMON STOCK

         If Proposal 2 is approved, the Company will also propose a 1 for 7 reverse split of its common shares in order to prepare the Company for the acquisition of the American Senior Golf Association (described in Proposal 5 below). The split will convert each 7 shares of the Company's common stock into 1 share of the Company's common stock. Fractional shares resulting from the reverse split will be rounded up to the nearest whole number.

         Except for the extremely nominal ownership changes resulting from the rounding of shares, the reverse split will not, standing alone, have any impact on the ownership or control of the Company. However, as described in Proposal 5 below, the split will facilitate the issuance of a substantial number of shares of common stock to Worldquest, Inc. in connection with the acquisition of ASGA. The issuance of such shares will result in a change in control of the Company that will significantly dilute the ownership and control of the Company's existing shareholders.

         The Company has not declared any dividends on the shares of common stock subject to the reverse split, nor are there any other amounts due to shareholders on account of such shares. Other financial information relevant to this proposal is set forth under Proposal 5 below. UNLESS OTHERWISE INSTRUCTED, PROXY WILL BE VOTED FOR THIS PROPOSAL.


                                   PROPOSAL 4

        TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                AUTHORIZED SHARES TO FIFTY MILLION (50,000,000)

         The Company proposes to amend its Articles of Incorporation to increase the number of authorized common shares to fifty million (50,000,000). The newly authorized shares will have rights, preferences and privileges identical to existing shares of the Company's common stock. The increase in the authorized number of shares is proposed solely to prepare the Company for the acquisition of the American Senior Golf Association (described in Proposal 5 below). Financial information relevant to this proposal is set forth under Proposal 5 below. UNLESS OTHERWISE INSTRUCTED, PROXY WILL BE VOTED FOR THIS PROPOSAL.


                                   PROPOSAL 5

PAGE 6- PROXY STATEMENT

                 TO ACQUIRE THE AMERICAN SENIOR GOLF ASSOCIATION

         The Company proposes to acquire from Worldquest, Inc., a Nevada corporation ("Worldquest") all of the outstanding capital stock of American Senior Golf Association, Inc., a Delaware corporation ("ASGA") by issuing 15,978,000 shares of the Company's common stock to Worldquest. ASGA is located at 905 Halstead Boulevard, #3, Elizabeth City, NC 27909. Worldquest is located at the same address.

         ASGA owns and operates the Golf Society Tour, which purports to be the country's premier transition professional golf tour conducting tour caliber events for PGA Tour professionals 45 years of age and older, who are preparing for the Senior PGA Tour, and non-exempt professionals on the Senior PGA Tour. ASGA events are week-long events with Junior Clinics, pro-ams, entertainment, leader boards, hospitality, with local market charities benefiting from the events. ASGA has been featured on the Golf Channel and expects more televised coverage in the future.

         Worldquest is a holding company that is currently the sole owner of ASGA. Worldquest serves solely as a holding company. It conducts no independent business operations.

         The ASGA purchase is fully described in an Agreement for the Exchange of Common Stock, a copy of which is included with this Proxy as Appendix B. The Agreement contemplates the Company's acquisition of all of the capital stock of ASGA in exchange for 15,978,000 shares of the Company's common stock, which will constitute approximately 80% of all outstanding shares of the Company's common stock. The stock issued to ASGA will not be issued in a transaction that is registered with the Securities and Exchange Commission (the "SEC"), and will therefore be "restricted" within the meaning of Rule 144. The issuance of stock to Worldquest will result in a complete change in control of the Company, after which Worldquest will hold sufficient stock to independently control the Company.

         During the past two years, the Company has been attempting, unsuccessfully, to position itself as an owner and operator of businesses focused on providing billing and collection systems for health care providers, and on management of medical accounts receivable. The Company's proposed acquisition of ASGA represents a material departure from the Company's core businesses, but the Company believes the acquisition of ASGA will ultimately provide the Company with a profitable business operation. If the Company fails to complete the purchase of ASGA, the Company may be forced to discontinue operations, resulting in a complete loss for Company shareholders.

         Although the acquisition of ASGA will result in a complete change in control, it will not otherwise affect the rights, preferences or privileges of holders of the Company's common stock.

         The acquisition of ASGA will be accounted for under the purchase method of accounting. There will be no immediate income or loss generated from the acquisition.

PAGE 7- PROXY STATEMENT

         ASGA began operations in 1999, and in its short history has had very limited financial success. The balance sheet of ASGA as of December 31, 2000 and June 30, 2001, and related unaudited statements of income and retained earnings are included with this Proxy as Appendix A.

         Due to the limited and relatively unsuccessful history of ASGA, there is significant risk associated with the acquisition described in this Proxy. If ASGA is not successful in pursuing its business objectives, it is likely that the Company's shareholders will experience a complete loss of their investment. However, the Company's directors believe the acquisition of ASGA provides Company shareholders with the best opportunity for a return of and on their investment.

         No filings with federal or state regulators are required in connection with this transaction. No report, opinion or appraisal relating to this transaction has been received from an outside party. Except for the transactions described in this Proxy, no material transactions have occurred between the Company and ASGA or Worldquest. Neither the Company nor any of its shareholders holds any capital stock of Worldquest, nor do the shareholders of Worldquest hold any capital stock of the Company.

         On Monday July 30, 2001, the bid price of CDVG was $.12 and the ask price was $.20. This was the day preceding the announcement of the proposed transaction. The Company's auditors are not expected to be present at the shareholders meeting.

Unaudited Financial Statements are presented in Appendix A of this Proxy Statement.

         Description of Company Business

         (a)      Business Development

         The Company is an Oregon corporation incorporated on May 19, 1993. Its authorized capital consists of 30,000,000 shares of common stock, of which 10,163,935 shares were issued and outstanding as December 31, 2000. Shares of CDG common stock have traded on the Nasdaq Stock Market
         - OTC Bulletin Board since September 1994 under the symbol "CDVG."

         The Company has never been the subject of a bankruptcy or receivership. However, in late 1998 and early 1999, we resolved and settled claims with a number of our creditors by exchanging creditors' claims totaling approximately $460,000 for cash amounting to approximately $15,000 and 144,600 shares of our common stock. We were unable to locate approximately 14 creditors holding claims totaling, in the aggregate, approximately $90,000 (with no individual claim larger than $20,000). To our best knowledge, none of these latter creditors have actively pursued their claims since 1995, and none have contacted us since early 1996. Therefore, we do not plan to pursue the creditors or pay any claims they might assert.

         In early 2000 CDG acquired two companies - IntraMed Corporation ("IntraMed") and

PAGE 8- PROXY STATEMENT

         Healthsource Financial Advisors ("HFA"). IntraMed is an Internet based referral, scheduling and billing system for the healthcare industry. HFA is a healthcare financial consulting firm. Both IntraMed and HFA were acquired solely for stock.

         (b)      Business of Issuer

         CDG was originally formed to be a Medical Accounts Receivable (MAR) factoring company. We developed a software package (Administrator 1) to help manage the MAR's. After the acquisition of IntraMed Corporation in April 2000, the Company switched direction to become an information management company in the healthcare industry.

         The Company currently acts as a holding company for two ongoing businesses, IntraMed and HFA. The Company conducts no operations independent of these two subsidiaries.

         We have no employees. Our president, Mr. Michael P. Vahl, receives no salary or other benefits, but bills us for his services at the rate of $100 per hour. At present, we owe Mr. Vahl approximately $194,000 for accrued hourly billings and expenses.

         IntraMed is a software company with its principal product being an Internet based, medical referral, scheduling and billing system. IntraMed currently has a small client base while it finished the development of the system. The Company intends to help IntraMed with marketing and sales support to achieve profitability in 2001.

         HFA is a healthcare financial consulting company. Due to the resignations of the two employees of HFA in December 2000, HFA currently conducts no business operations, nor does it hold any significant assets.

         Description of Company Property

         The Company does not currently own any real property. We are currently leasing 1,200 square feet of office space in Riverside, California to conduct our operations.

         We also own 7 computers, 2 servers, a laser printer and various pieces of office furniture. All of these assets, together with all Company liabilities, will be transferred to IntraMed in preparation for the acquisition of ASGA described in this Proxy.

         Legal Proceedings

         The Company is not currently involved in any legal proceedings.

         Market Information


PAGE 9 - PROXY STATEMENT

         The Company's common stock is currently traded on the NASDAQ Over the Counter Bulletin Board under the symbol CDVG. The stock has traded regularly over the past year. Over the most recent 52-week period the stock has traded in a range of $0.22 (low) and $2 .69 (high) per share. The trading history of the stock for the past two years is summarized below.

                   ------------ ---------------- ----------------
                   QUARTER      LOW TRADE        HIGH TRADE
                   Q2 2001      23/32            7/32
                   ------------ ---------------- ----------------
                   Q1 2001      3/4              7/32
                   ------------ ---------------- ----------------
                   Q4 2000      1/4              1 7/8
                   ------------ ---------------- ----------------
                   Q3 2000      1 3/16           2 11/16
                   ------------ ---------------- ----------------
                   Q2 2000      3/16             3
                   ------------ ---------------- ----------------
                   Q1 2000      5/16             3/4
                   ------------ ---------------- ----------------
                   Q4 1999      5/16             5/8
                   ------------ ---------------- ----------------
                   Q3 1999      1/8              1/4
                   ------------ ---------------- ----------------

         The quotations reflect reported inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                  Approximately 801,086 of the Registrant's shares are held in street name. Approximately 50 individual shareholders hold the remaining shares of common stock. We have not paid dividends on our common stock and do not anticipate paying dividends in the future.


         Plan of Operation

         Management's Discussion and Analysis if Financial Condition and Results of Operations

         IntraMed, which is currently the Company's only viable operating subsidiary, is operating at break-even pace. However, due to expenses associated with the acquisition and early-stage funding of IntraMed, and due to other Company operations, the consolidated Company has run at a loss in excess of $75,000 per year for the past two years. The resulting cash shortfall has been funded by Mr. Vahl, and through proceeds of the issuance of convertible promissory notes in Spring of 2000. The Company's Directors have determined that the Company will not remain viable if it continues to experience losses at the historical level, and have therefore decided that the best course of action is to merge with a business that has an opportunity to succeed, generate revenue and earnings, and bring the maximum value to the Company's shareholders.

         Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

PAGE 10 - PROXY STATEMENT

         On March 23, 2001, the Company engaged Squar, Milner Reehl & Williamson LLP as its principal accountants. There were no disagreements with the former accountants on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure of any reportable events. The former accountants resignation became effective on May 15, 2000.

         UNLESS OTHERWISE INSTRUCTED, PROXY WILL BE VOTED FOR THIS PROPOSAL.


                                 OTHER BUSINESS

         As of the date of this Proxy Statement management knows of no other business, which will be presented for action at the meeting. If any business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.


                      INFORMATION AVAILABLE TO SHAREHOLDERS

         The Company's 2000 Annual Report is available on the Internet at www.secinfo.com and is incorporated by reference herein. Additional copies of the Annual Report may be obtained without charge from Mike Vahl, President and CEO, Capital Development Group, Inc., 4333 Orange Street, Suite 3600, Riverside, CA 92501.


By order of the Board of Directors:

                                            /s/MICHAEL P. VAHL
                                            ----------------------------------
                                            Michael P. Vahl, Chairman

Dated: August 2, 2001











PAGE 11 - PROXY STATEMENT

Appendix A

Financial Statements of American Senior Golf Association (unaudited)

Balance Sheet (unaudited) as of          12/31/99       12/31/00        6/30/01
                                         --------       --------       --------
              ASSETS

Current Assets                                             9,373
First South Bank                                                             85
Accounts Receivable                                                     351,180
                                         --------       --------       --------
Total Current Assets                            0          9,373        351,265

Property and Equipment                                    19,733
Furniture & Fixtures                                                     (1,121)
Equipment                                                                33,371
Accumulated Depreciation                                                 (1,072)
                                         --------       --------       --------
Total Property and Equipment                    0         19,733         31,178

Other Assets                               21,920         21,989
Organization Costs                                                           75
Goodwill                                                 325,211
Accumulated Amortization                                                     (6)
                                         --------       --------       --------
Total Other Assets                         21,920        347,200             69
                                         --------       --------       --------
Total Assets                               21,920        376,306        382,512
                                         ========       ========       ========
      LIABILITIES AND CAPITAL

Current Liabilities
Accrued Purses                                                          408,189
Accounts Payable                                         164,750        212,511
Notes Payable - Officers & Shareholders                   34,806        564,247
Notes Payable - Banks                                    119,348        185,277
Notes Payable - World Quest                                             114,621
Accrued Payroll Taxes                                     45,502         16,427
Accrued Payroll                                                           9,370
                                         --------       --------       --------
Total Liabilities                               0        364,406      1,510,642

Capital
Beginning Balance Equity                                                 26,043
Common Stock                               11,900         11,900         51,453
Retained Earnings                                                      (664,688)
Net Income                                                             (540,938)
                                         --------       --------       --------
Total Capital                              11,900         11,900     (1,128,130)
                                         --------       --------       --------
Total Liabilities & Capital                11,900        376,306        382,512
                                         ========       ========       ========






PAGE 12 - PROXY STATEMENT

Income Statement (unaudited) for the Period ending

                                         12/31/99       12/31/00        6/30/01
                                         --------       --------       --------
             REVENUES
Qualifying School                          77,400        204,046         25,505
Pro Fees                                   53,450        588,073         79,163
Event Qualifying                                          23,880
Pro Am Fees                                 2,070         21,467          1,413
Amateur Fees                                               6,100          1,050
Merchant Card Fees                            395            259          1,808
Dues                                       25,200         40,600         15,000
Sponsorships                               57,100         58,115        351,730
Merchandise                                   775          4,292           (263)
Admissions                                  1,450          1,150
Charity                                                   11,969
                                         --------       --------       --------
                                          217,840        959,950        475,406


             EXPENSES
Purses                                    100,811        650,816        654,057
Clubs                                                    183,088         57,448
Trophies                                    1,268          6,675          3,159
Giveaways                                   1,269          7,828          4,108
Signs                                      15,150         16,311          6,876
Electronic Scoreboard                                     25,565         13,955
eGolf Score                                                               2,360
Tents                                                      9,509         15,302
Site Rentals                                                              2,962
Qualifying                                  1,079
Charities Paid                              1,018          8,309
Tour Set Up                                15,817                         4,963
Merchandise                                                1,885          3,725
Clothing                                    4,293          6,768          2,263
Entertainment                              24,476          3,539          9,334
Radios Rented                                              1,454
Bleachers                                                  3,072          1,267
Fitness Trailer                                              800
Storage Facility                              218          2,413
Advertising & Promotion                     4,016          7,920         16,893
Insurance                                   1,423          5,293          1,951
Insurance - Employees                       2,234          5,055
Interest                                                   1,823         16,422
Legal                                                         45            643
Accountant                                  1,500          1,500
Administrative                              2,920
Software Support                                           1,508            818
Maintenance and Repairs                                    3,026
Office Supplies                             1,265          1,533          1,129
Other Supplies                                 17            952
Bank Charges                                  932          9,016          6,942
Merchant Card Fees                                                        1,986
Temporary Help                                             3,629          8,467
Wages                                      47,300        133,368         18,163

PAGE 13 - PROXY STATEMENT

                                         12/31/99       12/31/00        6/30/01
                                         --------       --------       --------

Contract Help                               1,725          1,000          5,900
Commissions/Contract                                      16,360          8,100
Consultant                                                66,016         98,085
Postage                                     2,085          3,853          1,549
Shipping & Freight                            377          2,908          2,720
Licenses & Fees                               119            641            387
Printing                                    8,246         11,184          7,653
Rent - Equipment                            1,779          1,967            570
Rent - Office                               7,980         18,138          4,818
Telephone                                   1,758          7,131          8,524
Pager                                         102             92
Utilities                                     542          2,099            800
Travel                                      3,633         99,423         21,307
Truck Rental                                               8,990             60
Meal                                           13            817
Depreciation                                1,072
Amortization                                    6
Web Host                                                     800             85
FICA                                        2,933          8,269            508
Medicare                                      686          1,934
FUTA                                          232            517             53
SUTA                                          750          1,740             31
                                         --------       --------       --------
                                          261,046      1,356,578      1,016,343
                                         --------       --------       --------
                                          (43,206)      (396,628)      (540,938)
                                         ========       ========       ========














PAGE 14 - PROXY STATEMENT

Appendix B.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         Agreement made this 30th day of July 2001, by and between Capital Development Group Inc. (NASDAQ OTCBB:CDVG) an Oregon corporation (the "Issuer") and World Quest, Inc., a Nevada corporation (the "Company"), which owns all of the issued and outstanding shares of American Senior Golf Association, Inc., a Delaware corporation ("ASGA").

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

1.       TERMS.
         Subject to the terms and conditions of this Agreement, which include, but are not limited to, shareholder ratification following the prescribed Proxy Period, the Issuer agrees

         i. that the total common shares issued and outstanding of the Issuer at Closing shall be Twenty Million Two Hundred Thousand (20,200,000) following the Exchange.

         ii. that Issuer shall perform a reverse split of its shares currently issued and outstanding such that they equal eleven (11%) of the total common shares issued and outstanding following the Exchange.

         iii. that the Issuer will register Two Million (2,000,000) shares after the reverse split and prior to closing.

         iv. that the Issuer will transfer to Company, Fifteen Million Nine Hundred Seventy Eight Thousand (15,978,000) newly issued shares of restricted common stock of Issuer, $0.001 par value, (the "Shares"), in exchange for 100% of the issued and outstanding shares of ASGA, such that ASGA shall become a wholly owned subsidiary of the Issuer.

         v. that the Company will execute an anti-dilution agreement at closing limiting the total additional shares they shall cause to be registered over the subsequent 12 months to Two Million (2,000,000) common shares.

         vi. that the Company shall pay closing costs of the Issuer, subject to a maximum of $15,000, except

         vii. that said closing costs do not include the issuance of an Opinion Letter (see Par. 6 (i) (6); AND the Company and the Issuer shall each bear their respective consulting fee

PAGE 15 - PROXY STATEMENT
         expense, as defined in their respective Agreements.

         viii. that the Issuer will execute such agreements as are necessary to transfer all assets and liabilities to a private entity unrelated to this transaction.

2. REPRESENTATIONS AND WARRANTIES. Issuer represents and warrants to Company the following:


    i. Organization. Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Oregon, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Oregon. All actions taken by the Incorporators, directors and shareholders of Issuer have been valid and in accordance with the laws of the State of Oregon.

    ii. Capital. The authorized capital stock of Issuer consists of Twenty Million (20,000,000) shares of common stock, $0.001 par value of which approximately Thirteen Million Five Hundred Thousand (13,500,000) Shares are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of pre-emptive rights. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its capital stock.

         Issuer shall amend its By-Laws to increase its authorized capital stock of Issuer to Fifty Million (50,000,000) shares of common stock, $0.001 par value.


    iii. SEC Reports. Issuer has filed all required forms, reports, statements, schedules and other documents with the Securities and Exchange Commission ("SEC") since January 1, 2001 (collectively, the "Issuer SEC Reports"). The financial statements, including all related notes and schedules, contained in the Issuer SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Issuer as at the respective dates thereof and the consolidated results of operations and cash flows of Issuer for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes.

PAGE 16 - PROXY STATEMENT

         For purposes of this Agreement, the balance sheet of Issuer as of March 31, 2001, is referred to as the "Issuer Balance Sheet" and the date thereof is referred to as the "Issuer Balance Sheet Date".

    iv. Absence of Changes. Since the Issuer Balance Sheet Date, there has not been any change in the financial condition or operations of Issue, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to Issuer.

    v. Liabilities. Issuer does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Issuers Balance Sheet. Issuer is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving Issuer or its common stock. There is no dispute of any kind between Issuer and any third party, and no such dispute will exist at Closing.

    vi. Ability to Carry Out Obligations. Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer.

    vii. Full Disclosure. None of the representations and warranties made by the Issuer in this Agreement, contains any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

    viii. Contract and Leases. Issuer is not currently carrying on any business and is not a party to any contract, agreement, or lease. No person holds a power of attorney from Issuer.

    ix.  Compliance with Laws. Issuer has complied with all

PAGE 17 - PROXY STATEMENT
         federal, state, and local statutes, laws, and regulations pertaining to Issuer. Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

    x. Litigation. Issuer is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

    xi. Conduct of Business. Except for the purposes of complying with the Terms of Par.1 (viii) of this document, Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) amended its Certificate of Incorporation or ByLaws; (3) declared dividends; (4) redeemed or sold stock or other securities; (5) incurred any liabilities, other than in the ordinary course of business; (6) acquired or disposed of any assets, other than in the ordinary course of business; (7) entered into any contract, other than in the ordinary course of business; (8) guaranteed obligations of any third party; or
         (9) entered into any other transaction, other than in the ordinary course of business.

    xii. Documents. All minutes, consents, or other documents pertaining to Issuer to be delivered at closing shall be valid and in accordance with the laws of the State of Oregon.

    xiii. Title. At the Closing, the Issuer Shares to be issued to Company will be (i) validly issued, fully paid and non-assessable; and (ii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except as otherwise created by Company. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Shareholders, impair, restrict, or delay Company's voting rights with respect to the Issuer Shares.

    xiv. Brokers. Issuer has not retained any broker, investment banker, or other person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

PAGE 18 - PROXY STATEMENT

3. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Issuer the following, except as otherwise set forth in the Company Disclosure Schedule (items disclosed in one Section of such Disclosure Schedule shall apply to all other Sections unless otherwise specified):

    i. Organization. Each of Company and ASGA are corporations duly organized, validly existing, and in good standing under the laws of Nevada and Delaware, respectively, and each has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required. All actions taken by the incorporators, directors, and stockholders of Company and ASGA have been valid and in accordance with the laws of the State of Nevada and Delaware, respectively.

    ii.  Capital. The authorized capital stock of ASGA consists of One Hundred
         (100) shares of common stock, $1.00 par value, of which One Hundred
         (100) shares are issued and outstanding (the "ASGA Shares"). Company is the sole record and beneficial owner of the ASGA Shares and has sole management and dispositive power over the ASGA Shares. The ASGA Shares were validly issued and are fully paid, non-assessable and free of pre-emptive rights. At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitment obligating ASGA to issue or to transfer from treasury any additional shares of its capital stock.

    iii. Financial Statements. The balance sheet of ASGA as of December 31, 2000, and June 30, 2001, and the related unaudited statements of income and retained earnings for the period then ended (the "ASGA Financial Statements"), previously delivered to Issuer, have been prepared in accordance with generally accepted accounting principles consistently followed by Issuer throughout the periods indicated, subject to normal year-end adjustments and the absence of notes, and fairly present the financial position of ASGA as of December 31, 2000, and the results of its operations for the periods indicated.

    iv. Absence of Changes. Since June 30, 2001, there has not been any change in the financial condition or operations or ASGA, except changes in the ordinary course of business, except for the receipt of a tentative commitment letter with respect to a Twenty Million Dollars ($20,000,000) equity line of credit.

PAGE 19 - PROXY STATEMENT

    v. Liabilities. ASGA does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Financial Statements or otherwise incurred in the ordinary course of business. Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its capital stock.

    vi. Ability to Carry Out Obligations. Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company or ASGA is a party, or by which either of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause Company or ASGA to be liable to any party; or
         (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company of ASGA.

    vii. Full Disclosure. None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

    viii. Compliance with Laws. Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to them. Company has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

    ix. Litigation. Company is not (and has never been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Company, and Company is not subject to or in default with respect to any order, wit, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

PAGE 20 - PROXY STATEMENT

    x. Conduct of Business. From June 30, 2001, to the Closing Date, ASGA has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets other than in the ordinary course of business; (2) amended its Certificate of Incorporation or Bylaws; (3) declared dividends; (4) redeemed or sold stock or other securities; (5) incurred any liabilities not in the ordinary course of business; (6) acquired or disposed of any assets other than in the ordinary course of business; (7) entered into any contract other than in the ordinary course of business; (8) guaranteed obligations of any third party; or
         (9) entered into any other transactions other than in the ordinary course of business.

    xi. Documents. All minutes, consents, or other documents pertaining to Company and previously delivered by Company to Issuer, are true, complete, and correct, and are valid and in accordance with applicable law.

    xii. Title. The ASGA Shares to be delivered to Issuer will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the ASGA Shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the ASGA Shares, except as provided in this Agreement. ASGA is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the ASGA Shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the transfer of the ASGA Shares to Issuer, impair, restrict, or delay Issuer's voting rights with respect to the ASGA Shares.

    xiii. Counsel. Company represents and warrants that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, Counsel for the Company has not represented either the Issuer or Issuer's stockholders in any manner whatsoever known to the Company.

    xiv. Brokers. Company has not retained any broker, investment banker, or other person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement, except for certain compensation due Nine Trees Company, which shall be the responsibility of

PAGE 21 - PROXY STATEMENT

Company.

4.       INVESTMENT INTENT.
         ------------------

    i. Restricted Shares. Company understands that (A) the Issuer Shares Company is acquiring from Issuer under this Agreement have not been registered under the Securities Act of 1933, as amended ("the Act") or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (B) the Issuer Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (C) the Issuer Shares may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer

    ii. Transferability. Company will not sell or otherwise transfer any of the Issuer Shares, or any interest therein, unless and until (A) the Issuer Shares shall have first been registered under the Act and/or all applicable state securities laws; or (B) Company shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

    iii. Investment Intent. Company is purchasing the Issuer Shares for Investment purposes only, without a view for resale or distribution thereof.

    iv. Legend. Company understands that the certificates representing the Issuer Shares will bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in absence of (i) an effective registration statement for such securities under said Act or (ii) an opinion of company counsel that such registration is not required.

    v. Disposition of Registered Shares. Company and Issuer agree to the disposition and allocation of the registered shares referred to in Paragraph 2(ii) as set forth in a separate agreement between the parties.

5. Closing. The closing of the share exchange and the transactions contemplated by this Agreement (the "Closing")

PAGE 22 - PROXY STATEMENT
shall be simultaneous with the execution of this Agreement by the parties hereto and the satisfaction or waiver of the conditions to the consummation of the transactions set forth herein. The date on which the Closing occurs is referred to herein as the "Closing Date", and shall occur on or before August 15th, 2001, except by mutual consent of the Parties.

6.       Documents to be Delivered at Closing.

    i.   By Issuer:
         ----------

         (1) Resolutions of the Board of Directors authorizing the issuance of a certificate or certificates for Fifteen Million Nine Hundred Seventy Eight Thousand (15,978,000) Issuer Shares, registered in the name of Company in accordance with this Agreement.

         (2) A certificate or certificates for Fifteen Million Nine Hundred Seventy Eight Thousand (15,978,000) Issuer Shares registered in the name of Company in accordance with this Agreement.

         (3)   The resignation of all officers and directors of Issuer.

         (4) All of the business and corporate records of Issuer, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of stockholder and directors meetings, financial statements, stockholder listings, stock transfer records, agreements, and contracts.

         (5) Such other resolutions of Issuer's stockholders and/or directors as may reasonably be required by Company.

         (6) An Opinion Letter from Issuer's Attorney attesting to the validly and condition of the Issuer.

         (7) Such other agreements relating to the transaction as may reasonably be required by the company.

    ii.  By Company:
         -----------

         (1) Delivery to the Issuer, certificates evidencing the ASGA Shares, and such stock powers as are required in order to transfer to Issuer good and marketable title to the ASGA Shares.

PAGE 23 - PROXY STATEMENT

         (2) Board of Directors Minutes authorizing the issuance of a certificate or certificates for One Hundred (100) shares, registered in the name of Issurer.

         (3) Such other resolutions of Company's and ASGA's stockholders and/or directors as may reasonably be required by Issuer.

         (4) Such other agreements relating to the transaction as may reasonably be required by the Issuer.

7. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Dallas, Texas, in accordance with the Commercial Rules of the American Arbitration Association then existing. The arbitrator assigned shall have authority and power to decide all arbitratible issues. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorney's fees from the non-prevailing party.

8. POST-CLOSING AGREEMENTS.

    i. Further Assurances. The parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

    ii. Indemnification of Directors and Officers. For at least three (3) years after the Closing Date, Issuer shall (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer's Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing Date; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Closing Date to the fullest extent to which Issuer is permitted to indemnify such officers and directors under its Certificate of Incorporation and ByLaws and applicable law as in effect immediately prior to the Closing Date.

PAGE 24 - PROXY STATEMENT

9.  Miscellaneous.

    i. Captions and Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

    ii. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

    iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of any thing required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

    iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

    v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

    vi. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:


                  Issuer:  Capital Development Group Inc.
                           Attention:  Michael Vahl, CEO

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

                           4333 Orange Street, Suite 3600
                           Riverside, CA 92501
                           Fax. 909.328.0078

                  Company: Tom Kidd, Chief Executive Officer
                           World Quest, Inc.
                           905 Halstead Boulevard, Suite 3
                           Elizabeth City, NC  27909
                           Fax.  252.331.1984

                  In addition, no announcement with respect to this transaction, or the existence of this Agreement, will be publicly released by any party without the prior written consent of the other, such consent not to be unreasonably withheld, unless required by applicable law, in which case the provisions of any public announcement shall be subject to the reasonable approval of the other party.


    vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this 30th day of July, 2001.

Capital Development Group Inc.                     WORLD QUEST, INC.


By:                                       By:
         --------------------------                ---------------------------
         Michael Vahl                              Thomas Kidd
         Its President                             Its Chief Executive Officer










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